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                             DATED 15TH OCTOBER 1998




                             BANK LEUMI (UK) PLC (1)

                          CORSTON HOLDINGS LIMITED (2)

                               GLOBIX LIMITED (3)









                                DEED OF GUARANTEE

                                   RELATING TO
                   A LEASE OF PART GROUND FLOOR AND THE WHOLE
                        OF THE FIRST AND SECOND FLOORS OF
                 80 TO 110 (EVEN) NEW OXFORD STREET LONDON WC1
                   TOGETHER WITH 4 BASEMENT CAR PARKING SPACES
                      AND BASEMENT AND SUB-BASEMENT STORES
                                AT PROSPECT HOUSE








                               LINKLATERS & PAINES
                                 One Silk Street
                                 London EC2Y 8HQ

                             TEL: (+44) 171 456 2000

                                  Ref: JSB/ALAG
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THIS DEED OF GUARANTEE is made the 15th day of October One Thousand Nine Hundred and ninety-eight BETWEEN BANK LEUMI (UK) PLC whose registered office is at 4 - 7 Woodstock Street, London W1A 2AF (hereinafter called "the BANK") of the first part CORSTON HOLDINGS LIMITED whose registered office is at 44 Esplanade, St Helier, Jersey, Channel Islands (hereinafter called "the LANDLORD") of the second part and GLOBIX LIMITED (Company Number 3616569) whose registered office is at Apollo House, 56 New Bond Street, London W1Y 0SX (hereinafter called "the TENANT") of the third part WHEREAS:-

(A) By a lease (hereinafter called the "LEASE") of even date herewith and made between the Landlord (1) the Tenant (2) and Globix Corporation (3) the Landlord has demised to the Tenant the premises known as part ground floor and the whole of the first and second floors of 80 to 110 (Even) New Oxford Street London WC1 together with 4 basement parking spaces and basement and sub-basement stores at Prospect House as more particularly shown on the plans annexed thereto.

(B) The Bank at the request of the Tenant has agreed to provide a guarantee to the Landlord upon the terms set out below.

NOW THIS DEED WITNESSETH as follows:- 1 Definitions

In this Deed the following expressions shall have the following meanings:-

      1.1 "the PROPERTY" means the property demised by the Lease;

      1.2 "INSTALMENT" means a sum equivalent to any quarterly instalment of all sums reserved as rent (including any Value Added Tax payable thereon) due under the Lease;

      1.3 "DUE DATE" means the quarter day upon which an Instalment becomes due for payment to the Landlord under the Lease;

      1.4 "TERM OF THE GUARANTEE" means the earlier to occur of:-

            1.4.1 28 September 2014; and

            1.4.2 the date on which the Tenant is able to demonstrate to the
                  Landlord's reasonable satisfaction that the Tenant's audited yearly pre-tax profits for each of three consecutive periods of twelve consecutive months comprised in the thirty six month period referred to below have exceeded an amount being three times the Principal Rent (as defined in the Lease) reserved from time to time under the Lease for a period of thirty six consecutive months immediately prior thereto.


      2     MATTERS GIVING RISE TO LIABILITY

            If at any time during the term of the Guarantee:-

      2.1   the Tenant does not pay any Instalment on the Due Date; and

      2.2 not less than fourteen days have elapsed since the Due Date for that Instalment; and

      2.3 the Landlord's solicitors certify by letter to the Bank (with a copy of such letter for information purposes only by fax to Globix Corporation, 139 Centre Street, New York 10012


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      USA marked for the attention of Marc Bell PROVIDED THAT the giving or receipt of such copy by fax shall not be necessary for the validity of the letter to the Bank) in the manner provided in Clause 4 that the Instalment has been due and outstanding for a period of fourteen days from the Due Date and request the Bank to pay it;

      THEN the Bank shall forthwith upon receipt of the said certificate of the Landlord's managing agents pay to the Landlord a sum equal to the unpaid Instalment so certified as aforesaid together with any interest thereon due under the terms of the Lease notwithstanding any counterclaim or other claim which the Bank or the Tenant may have against the Landlord or the Tenant as the case may be PROVIDED THAT the maximum liability of the Bank under this Deed shall not exceed pound sterling 1,269,000 inclusive of Value Added Tax and interest (except for any sums charged by the Landlord as interest pursuant to clause 4.2 hereof) ("Maximum Liability") and the Maximum Liability shall be reduced by any sum paid by the Bank to the Landlord in accordance with this Deed.


3     ADDRESSES FOR SERVICE

3.1 The address of the parties for service of any notice in connection with this Deed are (in the case of the Bank subject to the provisions of Clause 9 hereof) as follows:-

      The Bank              4 - 7 Woodstock Street, London W1A 2AF

      The Landlord          c/o Hackwood Secretaries Limited, One Silk Street,
                            London EC2Y 8HQ

      The Tenant            Apollo House, 56 New Bond Street, London W1Y 0SX
                            with a copy of the notice for information purposes to Globix Corporation as aforesaid marked for the attention of Marc Bell (subject to the Proviso to clause 2 hereof).

3.2 Any party may change its address for service by written notice to the other parties hereto but no such change shall be effective as against any party to whom such notice is addressed unless and until such notice is actually received by such party.


4     CONTENTS OF THE LANDLORD'S CLAIM

4.1 Any claim under this Deed must be made in writing addressed to the Bank's office at 4 - 7 Woodstock Street, London W1A 2AF and must consist of a notice signed by the Landlord's solicitors and containing a statement certifying that the Tenant has failed to pay one or (as the case may be) more Instalments on its or their Due Date(s) and that the amount of the Instalment(s) is accordingly due for payment in accordance with this Deed by the Bank and specifying the sum outstanding together with the amount of interest thereon;


4.2 If the Landlord does not receive the due amount from the Bank on the due date which is the expiry of two working days from and including the date on which such amount is payable pursuant to this Guarantee the Bank will pay to the Landlord in addition and on demand interest on such amount at 4 per cent above the Base Rate of National Westminster Bank plc


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                                                                11 November 1998
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      from the due date until payment (both before and after any judgment)
      provided this Clause shall not prejudice any other right or remedy for the recovery of such amount.

5     DISPUTE

      It is hereby agreed that in the event of dispute between the Tenant and the Landlord either as to whether the Tenant has failed to perform any covenant or condition in the Lease or as to the extent of the loss damage costs or expenses which the Landlord has suffered then prior to any claim being made on the Bank under this Guarantee the matter shall be referred to an independent chartered surveyor for determination whose decision shall be final and binding and who shall act as an expert and not an arbitrator and (for the avoidance of doubt) the parties hereto hereby acknowledge that the Bank may pay the amount of any claim made in the manner specified in Clause 4 without enquiry or obligation to enquire as to the existence or not of any dispute contemplated hereunder.

6     LANDLORD'S RIGHT TO FORFEITURE UNAFFECTED

      It is hereby agreed and declared and acknowledged that in the event of the Tenant not paying to the Landlord any Instalment any payment by the Bank hereunder will not affect any right of the Landlord to forfeit the Lease under the terms thereof. Assignment

7     ASSIGNMENT

7.1 The benefit of this Deed may be assigned by the Landlord to any person or company to whom the reversion of the Lease is assigned provided always that the Landlord or the said assignee gives to the other parties hereto notice in writing of such assignment.

7.2 Neither the Tenant nor the Bank may assign the benefits and burdens created by this Deed unless specifically permitted by the Landlord in writing.

8     BANK'S RELEASE

      Upon a permitted assignment of the Lease by the Tenant or upon voluntary surrender of the Lease before the expiration of the term of the Guarantee the Bank's liability under the terms and conditions of this Deed will immediately thereafter cease and determine as from the date of such assignment or surrender provided that any liability arising in accordance with Clause 2 of this Deed in relation to a default of the Tenant occurring prior to such assignment or surrender and notified to the Bank in accordance with Clause 4 will remain binding on the Bank PROVIDED for the avoidance of doubt that nothing herein contained shall in any way release the Bank from its obligations under this Deed in the event of the liquidation of the Tenant or the Tenant going into receivership or the appointment of an Administrative Receiver in respect of the Tenant's undertaking and assets or the disclaimer of the Lease by a liquidator or receiver or Administrative Receiver save and except by way of voluntary release by deed given by the Landlord.


9     JURISDICTION AND SERVICE


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9.1   The Bank irrevocably submits to the non-exclusive jurisdiction of the
      Courts of England to settle any disputes which may arise out of or in connection with this Deed and waives any objection to any legal action or proceedings in any such court on the grounds of venue or on the grounds that the action or proceedings have been brought in an inconvenient or inappropriate forum.

9.2 The bringing of any legal action or proceedings in this or any other jurisdiction shall not preclude the Landlord and/or the Tenant from bringing any such legal action or proceedings in any other jurisdiction.

9.3 Such proceedings if posted shall be deemed to be duly served on the Bank two days after the date of posting.


10 As between the Landlord and the Bank the Bank shall be deemed to be a principal debtor.



11    LIABILITY OF THE BANK, PARTICIPATION IN SECURITY

      11.1    The liability of the Bank shall not be affected by:

      11.1.1 Any time given to the Tenant or any failure by the Landlord to enforce compliance with the Tenant's covenants and obligations pursuant to the Lease;

      11.1.2 The Landlord's refusal to accept rent reserved by the Lease at a time when it would or might have been entitled to re-enter the Property;

      11.1.3  Any variation of the terms of the Lease;

      11.1.4 Any change in the constitution, structure or powers of the Bank the Tenant or the Landlord or the administration, liquidation or bankruptcy of the Tenant or the Bank;

      11.1.5  Any act which is beyond the powers of the Tenant;

      11.1.6  The surrender of part of the Property;

      11.1.7 The transfer of the reversion expectant on the term demised by the Lease;

      11.1.8 Any other act or thing by which (but for this provision) the Bank would have been released apart from an express deed of release.

11.2 The Bank shall not be entitled to participate in any security held by the Landlord in respect of the Tenant's obligations or stand in the Landlord's place in respect of such security.

      IN WITNESS whereof this document has been executed as a Deed the day and year first above written


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                                                                11 November 1998
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L S

Bank Leumi (UK) plc

                            {              THE COMMON SEAL of BANK LEUMI (UK)
                            {              PLC was hereunto affixed in the
                            {              presence of:


                                           Director


                                           Secretary


D R Judah



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                                                                11 November 1998
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                            {              SIGNED AS A DEED by GLOBIX
                            {              CORPORATION through its duly
                            {              authorised attorney David Raymond
                            {              Judah acting under a Power of
                                           Attorney dated 2 October 1998 in the
                                           presence of:-


                                           Vanessa Jacobs

                                           8 Dowman Close

                                           Wimbledon SW19 2XU

                                           occupation: Secretary



D R Judah

                            {              SIGNED AS A DEED by GLOBIX LIMITED
                            {              through its duly authorised attorney
                            {              David Raymond Judah acting under a
                            {              Power of Attorney dated 2 October
                                           1998 in the presence of:-


                                           Vanessa Jacobs

                                           8 Dowman Close

                                           Wimbledon SW19 2XU

                                           occupation: Secretary


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                                                                11 November 1998